                                  EXHIBIT 99.1



VASCO Reports Results for First Quarter of 2005

REVENUES INCREASE 90% OVER Q1 2004 AND 23% OVER PREVIOUS QUARTER; OPERATING INCOME INCREASES 114% OVER Q1 2004; BOTH REVENUE AND OPERATING INCOME ARE BEST IN THE COMPANY'S HISTORY. FINANCIAL RESULTS FOR FIRST QUARTER OF 2005 TO BE DISCUSSED ON CONFERENCE CALL TODAY AT 10:00 A.M. E.S.T.

OAKBROOK TERRACE, Ill., and BRUSSELS, Belgium, April 21, 2005 - VASCO Data Security International, Inc. (Nasdaq: VDSI) ( www.vasco.com), today reported its financial results for the first quarter ended March 31, 2005.

Revenues for the first quarter of 2005 increased 90% to $11,444,000 from $6,021,000 in the first quarter of 2004 and 23% from $9,298,000 in the fourth quarter of 2004. Revenues for the quarter included $876,000 from AOS-Hagenuk B.V. ("AOS"), which was acquired on February 4, 2005.

Net income available to common shareholders for the first quarter of 2005 was $1,393,000, or $0.04 per diluted share and compares to income of $502,000, or $0.02 per diluted share in 2004.

Financial Highlights:

    o Results reflect the ninth consecutive quarter of operating profit and positive earnings before interest, taxes, depreciation and amortization ("EBITDA").

    o Results reflect the fourth consecutive quarter-over-quarter increase in revenue.

    o Gross profit was $7,221,000 or 63% of revenue for the first quarter of 2005 and compares to gross profit of $4,446,000 or 74% of revenue in the first quarter of 2004.

    o Operating expenses for the first quarter of 2005 were $5,297,000, an increase of $1,750,000 or 49% from $3,547,000 reported for the first quarter 2004. Operating expenses from AOS were $459,000, including $89,000 of expense related to amortization of intangible assets resulting from the acquisition.

    o Operating income for the first quarter was $1,924,000, an increase of $1,025,000 or 114% from $899,000 reported for the first quarter of 2004. Operating income as a percentage of revenue for the first quarter of 2005 was 16.8% compared to 14.9% for the first quarter of 2004.

    o Net income for the first quarter of 2005 was $1,407,000, an increase of $824,000 or 142% from $583,000 reported for the first quarter of 2004.

    o Earnings before interest, taxes, depreciation and amortization was $2,385,000 for the first quarter of 2005, an increase of 109% from $1,143,000 reported for the first quarter of 2004.

    o Cash balances at March 31, 2005 totaled $6,555,000 compared to $8,220,000 at December 31, 2004.


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Operational and Other Highlights:

    o Approximately 1.5 million tokens shipped in the first quarter 2005, an increase of more than 200% from the first quarter of 2004 and an increase of more than 40% from the fourth quarter of 2004

    o A total of 184 new accounts sold in the quarter, including 18 banks and 166 Corporate Network Access customers.

    o BNL (Italy) and VW Bank (Germany) to use Digipass GO3 for retail banking

    o VASCO strengthens indirect sales network by signing leading distributors LAN1 (Australia) and Renaissance (New Zealand)

    o    VASCO shows extended secure smart card reader offering at CeBIT 2005

    o    Digipass GO3 selected by VeriSign for Unified Authentication Solution

    o    VASCO acquires AOS-Hagenuk B.V.

    o    VASCO & Datadesign jointly tackle German e-banking market



"We continue to build on the strength of our core strategies," said Ken Hunt, VASCO's CEO, and Chairman. "As a result of being the high-volume, high-quality, low-cost producer we have not only increased our unit volume through an increase in our customer base, we have attracted significant new distribution partners that bodes well for future growth. We have also demonstrated in this quarter that we are looking to grow by making acquisitions that can expand our authentication product offerings and product development capabilities."

"The results of the first quarter in 2005 reflect strong growth of the business in all of our markets compared to the first quarter of 2004," said Jan Valcke, VASCO's President and COO. "This growth is attributable to the strength of our product line, the continued growth in our distribution channels, the growing awareness of the benefits of strong authentication and the increased investment we made in our sales and marketing activities. We are seeing a growing awareness of the VASCO name worldwide and demand for our product, especially in the retail banking segment, continues to increase. As we start the second quarter, we have a backlog of firm orders to be shipped in the second quarter of $10.8 million, which is 120% higher than the $4.9 million backlog we had entering the second quarter of 2004 and 50% higher than the $7.2 million in actual sales reported for Q2 2004."

Cliff Bown, Executive Vice President and CFO added, "Our balance sheet continues to be strong. As a result of our strong operating results, we were able to fund the acquisition of AOS without adding any debt. Our working capital was $7.8 million at the end of the first quarter, down from $10.1 million at December 31, 2004, but up from $6.0 million at the end of the first quarter in 2004. Days Sales Outstanding (DSO) in net accounts receivable decreased slightly to 57 days at March 31, 2005 from 59 days at December 31, 2004."



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CONFERENCE CALL DETAILS

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, April 21, 2005, at 10:00 a.m. EST - 16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO's Results for the First Quarter of 2005.

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: +1 800-938-0653

International:  +1 973-935-2408

And mention access code: VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.














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                     VASCO DATA SECURITY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        THREE MONTHS ENDED
                                                                             MARCH 31,
                                                               -------------------------------------
                                                                     2005               2004
                                                               -----------------  ------------------

Net revenues                                                      $ 11,444             $  6,021

Cost of goods sold                                                   4,223                1,575
                                                                  --------             --------

Gross profit                                                         7,221                4,446

Operating costs:
      Sales and marketing                                            3,318                2,093
      Research and development                                         893                  708
      General and administrative                                       961                  746
      Amortization of purchased intangible assets                       89                   --
      Non-cash compensation                                             36                   --
                                                                  --------             --------
           Total operating costs                                     5,297                3,547
                                                                  --------             --------

Operating income                                                     1,924                  899

Interest income                                                         25                   29
Other income                                                           216                   77
                                                                  --------             --------

Income before income taxes                                           2,165                1,005
Provision for income taxes                                             758                  422
                                                                  --------             --------

Net income                                                        $  1,407             $    583

Preferred stock dividends                                              (14)                 (81)
                                                                  --------             --------

Net income available to common shareholders                       $  1,393             $    502
                                                                  ========             ========

Basic net income per common share                                 $   0.04             $   0.02
Diluted net income per common share                               $   0.04             $   0.02

Weighted average common shares outstanding:
      Basic                                                         34,423               31,168
                                                                  ========             ========

      Diluted                                                       36,326               31,899
                                                                  ========             ========


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                     VASCO DATA SECURITY INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                                                       March 31,           December 31,
                                                                                          2005                 2004
                                                                                   -------------------   ------------------
ASSETS
CURRENT ASSETS:
   Cash                                                                                 $  6,555              $  8,220
   Accounts receivable, net of allowance for doubtful accounts                             7,197                 5,965
   Inventories, net                                                                        1,281                 1,346
   Prepaid expenses                                                                          678                   791
   Deferred income taxes                                                                      23                    23
   Foreign sales tax receivable                                                              328                   313
   Other current assets                                                                      445                   464
                                                                                        --------              --------
          Total current assets                                                            16,507                17,122

Property and equipment, net                                                                  883                   838

Intangible assets, net                                                                     1,325                 1,134
Goodwill                                                                                   6,642                   250
Note receivable and investment in SSI                                                        668                   760
Other assets                                                                                 135                   146
                                                                                        --------              --------

TOTAL ASSETS                                                                            $ 26,160              $ 20,250
                                                                                        ========              ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                                     $  2,967              $  3,065
   Deferred revenue                                                                        1,488                   620
   Accrued wages and payroll taxes                                                         1,816                 1,602
   Income taxes payable                                                                    1,101                   435
   Other accrued expenses                                                                  1,296                 1,345
                                                                                        --------              --------
          Total current liabilities                                                        8,668                 7,067
                                                                                        --------              --------

Long-term deferred warranty                                                                  200                   152

STOCKHOLDERS' EQUITY:
   Series D Convertible Preferred Stock                                                       --                 1,504
   Common stock                                                                               35                    34
   Additional paid-in capital                                                             56,598                51,825
   Accumulated deficit                                                                   (39,279)              (40,672)
   Accumulated other comprehensive loss -
       cumulative translation adjustment                                                     (62)                  340
                                                                                        --------              --------

Total stockholders' equity                                                                17,292                13,031
                                                                                        --------              --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $ 26,160              $ 20,250
                                                                                        ========              ========

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Reconciliation of EBITDA to net income (in thousands):




                                           THREE MONTHS ENDED
                                                MARCH 31,
                                      -------------------------------
                                          2005              2004
                                      --------------   --------------
                                                (Unaudited)
      EBITDA                            $ 2,385          $ 1,143

      Interest income                       (25)             (29)
      Provision for income taxes            758              422
      Depreciaton and amortization          245              167

                                        -------          -------
      Net income                        $ 1,407          $   583
                                        =======          =======

ABOUT VASCO: VASCO designs, develops, markets and supports patented user authentication products for the financial world, remote access, e-business and e-commerce. VASCO's user authentication software is delivered via its Digipass hardware and software security products. With approximately 15 million Digipass products sold and delivered, VASCO has established itself as a world-leader for strong User Authentication with 370 international financial institutions and approximately 1,700 blue-chip corporations and governments located in more than 80 countries.

Forward Looking Statements
Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

Reference is made to the Company's public filings with the US Securities and Exchange Commission for further information regarding the Company and its operations.

For more information contact:
Jochem Binst, +32 2 456 9810, jbinst@vasco.com






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